UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2010

Commission file number 001-33927

ATLAS ACQUISITION HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0852483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Ste 106
Hobe Sound, Florida	33455
(Address of Principal Executive Offices)	(Zip Code)

(772) 545-9042

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in our definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2010, we held a special meeting of our stockholders on January 20, 2010 to approve an amendment to our amended and restated certificate of incorporation to extend the date by which we must complete a business combination before we are required to liquidate from January 23, 2010 to February 16, 2010, and to approve an amendment to the trust agreement entered into in connection with our initial public offering to extend the date by which our trust account must be liquidated to February 16, 2010. At the special meeting, the holders of a majority of our outstanding shares of common stock voted in favor of the amendment to our certificate of incorporation and the holders of a majority of our public shares voted in favor of the amendment to our trust agreement. Accordingly, on January 20, 2010, we filed an amendment to our certificate of incorporation with the Secretary of State of the state of Delaware effecting the amendment approved by our stockholders.

The press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

3.3	Certificate of Amendment of Certificate of Incorporation

99.1	Press Release, dated January 20, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Stockholder Approval of Extension of Corporate Life”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2010	ATLAS ACQUISITION HOLDINGS CORP.

	By:	/s/ James N. Hauslein
James N. Hauslein
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

3.3	Certificate of Amendment of Certificate of Incorporation

99.1	Press Release, dated January 20, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Stockholder Approval of Extension of Corporate Life”